Exhibit 3.1

For Ministry Use Only À l’usage exclusif du ministère		Ontario Corporation Number Numéro de la société en Ontario

Ministry of Government Services	Ministère des Services gouvernementaux
Ontario		1797387
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Cecicertifie que les présents statuts entrent en vigueur le

MAY 27	MAI, 2009

ARTICLES OF AMALGAMATION STATUTS DE FUSION

Form 4	1.	The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Business		Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :
Corporations
Act		IESI - BFC LTD. / IESI - BFC LTEE

Formule 4
Loi sur les
sociétés par
actions

2.	The address of the registered office is:
Adresse du siège social:

135 Queen’s Plate Drive, Suite 300
Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau

Toronto	ONTARIO	M9W 6V1
Postal Code/Code postal
Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

3.	Number of directors is :	Fixed Number	OR	minimum and maximum
Nombre d’administrateurs :	3 10
Nombre fixe	OU	minimum et maximum

4.	The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille

Address for service, giving Street & No. or R.R. No., Municipality,
Province, Country and Postal Code
Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municiaplité, la province, le pays et le code postal

Resident Canadian State ‘Yes’ or ‘No’ Résident Canadian Oui/Non

Keith Carrigan	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	Yes

Charles F. Flood	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	No

Douglas W. Knight	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	Yes

Daniel M. Dickinson	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	No

07121E (05/2007)

1A

SCHEDULE

TO FORM 4

ARTICLES OF AMALGAMATION OF

4. The director(s) is/are:	Administrateur(s):	Resident Canadian
First name, initials and surname Prénom, initiales et nom de famille	Address for service, giving Street & No. or R. R. No., Municipality and Postal Code. Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal	State Yes or No Résident Canadien Oui/Non

James J. Forese	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	No

Daniel R. Milliard	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	Yes

Joseph H. Wright	135 Queen’s Plate Drive, Suite 300 Toronto, Ontario M9W 6V1	Yes

5. Method of amalgamation, check A or B

Méthode choisie pour la fusion — Cocher A ou B:

A -       Amalgamation Agreement / Convention de fusion:

☐                                    The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

or

ou

B -         Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d’une société mére avec une ou plusieurs de ses filiales ou fusion de filiales :

☒                                  The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l’article 177 de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

BFI CANADA LTD.

and are more particularly set out in these articles.

et sont énoncés textuellement aux présents statuts.

		Date of Adoption/Approval
		Date d’adoption ou d’approbation
Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Year année	Month mois	Day jour

BFI Canada Ltd.	1768248	2009	05	27

IESI-BFC Ltd./IESI-BFC Ltee	1797095	2009	05	27

6.          Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

7.          The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

an unlimited number of common shares

an unlimited number of Preferred Shares

an unlimited number of Special Shares

8.          Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, priviléges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut être émise en série :

See attached Schedules 4A to 4G

4A

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO SPECIAL SHARES

The Corporation is authorized to issue an unlimited number of shares of Special Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1.                                                                                      VOTING

1.1                                                                                 The holders of the Special Shares shall be entitled to one vote for each Special Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class.

1.2                                                                                 The holders of the Special Shares shall not be entitled to vote separately as a class, and shall not be entitled to dissent, upon a proposal to amend the articles of the Corporation to:

1.2.1        Increase any maximum number of authorized shares of a class or series of a class having rights or privileges equal or superior to the Special Shares; or

1.2.2        Create a new class or series of a class of shares equal or superior to the Special Shares.

2.                                                                                      DIVIDENDS

2.1                                                                                 The holders of the Special Shares shall not be entitled to receive any dividends.

3.                                                                                      REDEMPTION

3.1                                                                                 The Corporation may, from time to time, upon giving notice as hereinafter provided, redeem the Special Shares where the holders of shares of participating preferred stock of IESI Corporation (“Participating Preferred Shares”) have given notice that they wish to exchange some or all of their Participating Preferred Shares pursuant to the amended and restated securityholders’ agreement dated October 1, 2008 among the Corporation, IESI Holdings Inc. and, IESI Corporation (the “Securityholders’ Agreement”). The number of Special Shares that Corporation redeems at that time will be equal to the number of Participating Preferred Shares exchanged. The Special Shares will be redeemed at a price per share equal to $0.000001 (the “Redemption Amount”).

4B

3.2                                                                                 Election Notice

In order to effect the redemption referred to in section 3.1, the Corporation shall send to the holder of the Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem the Special Shares (the “Redemption Notice”), which shall be sent together with the Exchange Consideration (as defined in the Securityholders’ Agreement) pursuant to the procedure set out in the Securityholders’ Agreement. Accidental failure or omission to give the Redemption Notice to one or more holders shall not affect the validity of any redemption, but if such failure or omission is discovered, an Election Notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time. The Redemption Notice shall set out (i) the aggregate number of redeemed Special Shares, as applicable; (ii) the number of redeemed Special Shares, as applicable, held by the person to whom it is addressed; (iii) the Redemption Amount and the manner in which it was calculated; and (iv) the place or places in Canada at which holders of Special Shares may present and surrender the certificate or certificates representing the Special Shares for redemption.

3.3                                                                                 Method of Redemption

The redemption and cancellation of the redeemed shares will be effective upon the delivery of the Redemption Notice in accordance with Section 3.2 (the “Effective Time”). On and after the Effective Time, the Corporation shall pay or cause to be paid to or to the order of the holders of the redeemed shares the Redemption Amount of such shares on presentation and surrender, at the registered office of the Corporation or any other place or places in Canada specified in the Redemption Notice, of the certificate or certificates representing the redeemed shares. Payment in respect of the redeemed shares shall be made by cheque payable to the respective holders thereof in lawful money of Canada at any branch in Canada of the Corporation’s bankers.

From and after the Effective Time, the holders of the redeemed shares shall cease to be entitled to exercise any of their other rights as shareholders in respect thereof.

4.                                                                                      LIQUIDATION, DISSOLUTION OR WINDING-UP

4.1                                                                                 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Special Shares shall not be entitled to share in any distribution of the property or assets of the Corporation.

4C

5.                                                                                      SUBDIVISION OR CONSOLIDATION

5.1                                                                                 None of the Special Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Common Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

6.                                                                                      MODIFICATION

6.1                                                                                 The provisions attached to the Special Shares will not be added to, changed or removed unless the addition, removal or change is first approved by the separate affirmative vote of two-thirds of the votes cast at meetings of the holders of the shares of such class.

4D

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO PREFERRED SHARES

The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

1.                                                                                      DIRECTORS’ RIGHT TO ISSUE IN ONE OR MORE SERIES

1.1                                                                                 The Preferred Shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the Articles, determine the designation, rights, privileges, restrictions and conditions to be attached to the Preferred Shares of such series, the whole subject to the filing with the Director (as defined in the Business Corporations Act (the “Act”)) of Articles of Amendment containing a description of such series including the rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

2.                                                                                      RANKING OF THE PREFERRED SHARES

2.1                                                                                 The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, and shall be entitled to a Preferred over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation are not paid in full in respect of any series of the Preferred Shares, the Preferred Shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to return of capital shall be paid and satisfied first and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other

4E

Preferreds not inconsistent with the rights, privileges, restrictions and conditions attached to the Preferred Shares as a class over the Common Shares of the Corporation and over any other shares ranking junior to the Preferred Shares as may be determined in the case of such series of Preferred Shares.

3.                                                                                      VOTING RIGHTS

3.1                                                                                 Except as hereinafter referred to or as required by law or unless provision is made in the Articles relating to any series of Preferred Shares that such series is entitled to vote, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. Except as hereinafter provided or as required by law or as provided in the Articles relating to any series of Preferred Shares, the holders of the Preferred Shares shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation until such time as dividends on any Preferred Shares in an aggregate amount equal to the dividends payable thereon over a two year period have not been paid, whether or not such dividends in arrears are consecutive, whether or not such dividends have been declared and whether or not there are or were any moneys of the Corporation properly applicable to the payment of dividends, and thereafter and so long as any dividends on any of the Preferred Shares remain in arrears, the holders of the Preferred Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation at which directors are to be elected, other than separate meetings of the holders of another class or series of shares, and to elect, voting separately as a class, two directors of the Corporation. Nothing contained in these provisions shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors. Notwithstanding the foregoing, the holders of the Preferred Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of the business of the Corporation.

4.                                                                                      AMENDMENT WITH APPROVAL OF HOLDERS OF THE PREFERRED SHARES

4.1                                                                                 The rights, privileges, restrictions and conditions attached to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preferred Shares given as hereinafter specified.

5.                                                                                      APPROVAL OF HOLDERS OF THE PREFERRED SHARES

5.1                                                                                 The approval of the holders of the Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or in respect of any other matter requiring the consent of the holders of the Preferred Shares may be given in such manner as may

4F

then be required by law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the Preferred Shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose.

5.2                                                                                 The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefor and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders, or if not so prescribed, as required by the Act as in force at the time of the meeting. On every poll taken at every meeting of the holders of the Preferred Shares as a class, or at any joint meeting of the holders of two or more series of Preferred Shares, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Preferred Share held.

4G

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

ATTACHING TO COMMON SHARES

The Corporation is authorized to issue an unlimited number of shares of Common Shares, which shall have attached thereto the following rights, privileges, restrictions and conditions.

1.                                                                                      VOTING

1.1                                                                                 The holders of the Common Shares shall be entitled to one vote for each Common Share held at all meetings of shareholders of the Corporation, other than meetings at which only the holders of another class of shares are entitled to vote separately as a class.

2.                                                                                      DIVIDENDS

2.1                                                                                 After payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to receive any dividend declared by the board of directors of the Corporation.

3.                                                                                      LIQUIDATION, DISSOLUTION OR WINDING-UP

3.1                                                                                 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, after payment to the holders of the Preferred Shares of the amount or amounts to which they may be entitled, the holders of the Common Shares shall be entitled to share pro rata in any distribution of the property or assets of the Corporation.

4.                                                                                      SUBDIVISION OR CONSOLIDATION

4.1                                                                                 None of the Common Shares will be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Special Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion or the same manner.

9.     The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes :

N/A

10.         Other provisions, (if any):

Autres dispositions, s’il y a lieu :

None

11.    The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”. Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent l’annexe A.

12.    A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”. Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l’annexe B.

These articles are signed in duplicate.

Les présents statuts sont signés en double exemplaire.

Name and original signature of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). Only a director or authorized signing officer can sign on behalf of the corporation. / Nom et signature originale d’un administrateur ou d’un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.

BFI CANADA LTD.

Names of Corporations / Dénomination sociale des sociétés

By / Par

/s/ William Chyfetz	William Chyfetz	Vice President, General Counsel & Secretary
Signature / Signature	Print name of signatory /	Description of Office / Fonction
Nom du signataire en lettres moulées

IESI-BFC Ltd./IESI-BFC Ltee

Names of Corporations / Dénomination sociale des sociétés
By / Par

/s/ William Chyfetz	William Chyfetz	Vice President & Secretary
Signature / Signature	Print name of signatory /	Description of Office / Fonction
Nom du signataire en lettres moulées

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature / Signature	Print name of signatory /	Description of Office / Fonction
Nom du signataire en lettres moulées

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature / Signature	Print name of signatory /	Description of Office / Fonction
Nom du signataire en lettres moulées

Names of Corporations / Dénomination sociale des sociétés
By / Par

Signature / Signature	Print name of signatory /	Description of Office / Fonction
Nom du signataire en lettres moulées

Schedule A

CANADA	)	IN THE MATTER OF the Business
PROVINCE OF ONTARIO	) ) )	Corporations Act (Ontario) and the Articles of Amalgamation of BFI Canada Ltd. and IESI- BFC Ltd./IESI-BFC Ltee
)
)
TO WIT:	)

I, William Chyfetz, of the City of Toronto, in the Province of Ontario, hereby certify that:

1.                                            I am the Vice President, General Counsel and Secretary of BFI Canada Ltd. and have knowledge of the matters herein declared.

2.                                            There are reasonable grounds for believing that:

(a)                                  each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)                                 the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)                                  no creditor will be prejudiced by the amalgamation.

DATED at Toronto, this 27th day of May, 2009.

/s/ William Chyfetz
William Chyfetz

Schedule A

CANADA	)	IN THE MATTER OF the Business
PROVINCE OF ONTARIO	) ) )	Corporations Act (Ontario) and the Articles of Amalgamation of BFI Canada Ltd. and IESI- BFC Ltd./IESI-BFC Ltee
)
)
TO WIT:	)

I, William Chyfetz, of the City of Toronto, in the Province of Ontario, hereby certify that:

1.                                            I am the Vice President and Secretary of IESI-BFC Ltd./IESI-BFC Ltee and have knowledge of the matters herein declared.

2.                                            There are reasonable grounds for believing that:

(a)                                  each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)                                 the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)                                  no creditor will be prejudiced by the amalgamation.

DATED at Toronto, this 27th day of May, 2009.

/s/ William Chyfetz
William Chyfetz

Schedule B

BFI CANADA LTD.

(the “Corporation”)

RECITALS:

A.                                   The Corporation has been incorporated under the laws of Ontario by certificate of incorporation dated May 5, 2008.

B.                                     It is desirable that the Corporation amalgamate with IESI-BFC Ltd./IESI-BFC Ltee (the “Subsidiary”).

C.                                     All the issued shares of the Subsidiary are held by the Corporation.

RESOLVED THAT:

1.                                       the amalgamation of the Corporation with the Subsidiary is hereby approved;

2.                                       the by-laws of the amalgamated corporation shall be the by-laws of the Corporation, until amended or repealed;

3.                                       (i)            the shares of the Subsidiary shall be cancelled without any repayment of capital in respect of those shares;

(ii)           except as may be prescribed by the Business Corporations Act, the articles of amalgamation shall be the same as the articles of the Corporation, with the exception that the name of the amalgamated corporation shall be the name of the Subsidiary;

(iii)          no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

4.                                       any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is necessary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Consumer and Business Services.

CERTIFICATE

I, William Chyfetz, the Vice President, General Counsel and Secretary of BFI Canada Ltd. (the “Corporation”), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the Corporation on May 27, 2009, and that such resolution is, at the date hereof, in full force and effect, unamended.

DATED: May 27, 2009

/s/ William Chyfetz
William Chyfetz
Vice President, General Counsel and Secretary

Schedule B

IESI-BFC LTD./IESI-BFC LTEE

(the “Corporation”)

RECITALS:

A.                                        The Corporation has been incorporated under the laws of Ontario by certificate of incorporation dated May 20, 2009.

B.                                          It is desirable that the Corporation be amalgamated with BFI Canada Ltd. (“Parentco”).

C.                                          The Corporation is a wholly-owned subsidiary corporation of Parentco.

RESOLVED THAT:

1.                                            the amalgamation of the Corporation with Parentco is hereby approved;

2.                                            the by-laws of the amalgamated corporation shall be the by-laws of Parentco, until amended or repealed;

3.                                            (i)            the shares of the Corporation shall be cancelled without any repayment of capital in respect thereof;

(ii)           except as may be prescribed by the Business Corporations Act, the articles of amalgamation shall be the same as the articles of Parentco, with the exception that the name of the amalgamated corporation shall be the name of the Corporation;

(iii)          no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation; and

4.                                            any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is necessary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Consumer and Business Services.

CERTIFICATE

I, William Chyfetz, the Vice President and Secretary of IESI-BFC Ltd. (the “Corporation”), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the Corporation on May 27, 2009, and that such resolution is, at the date hereof, in full force and effect, unamended.

DATED: May 27, 2009

/s/ William Chyfetz
William Chyfetz
Vice President and Secretary